Exhibit 99.1

AmeriCredit Reports Fiscal Third
Quarter 2004 EPS of $0.40

    FORT WORTH, Texas--(BUSINESS WIRE)--April 22, 2004--AmeriCredit Corp. (NYSE:ACF):

    --  Executing New Growth Plan

    --  Improved Credit Results

    --  Initiating Fiscal Year 2005 Earnings Guidance

    AmeriCredit Corp. (NYSE:ACF) today announced net income of $63.8 million, or $0.40 per share, for its fiscal third quarter ended March 31, 2004. AmeriCredit reported net income of $18.9 million, or $0.12 per share, for the same period a year earlier. For the nine months ended March 31, 2004, AmeriCredit reported net income of $144.3 million, or $0.91 per share, compared to earnings of $38.3 million, or $0.29 per share, for the nine months ended March 31, 2003.
    Automobile loan purchases increased to $953.8 million for the third quarter of fiscal year 2004, compared to $700.0 million in the December 2003 quarter as the Company initiated its new growth plan. This plan targets loan origination levels of $1 billion per quarter by the end of this fiscal year. Managed auto receivables totaled $12.4 billion at March 31, 2004.
    Managed auto receivables 31-to-60 days delinquent were 5.5% of the portfolio at March 31, 2004, compared to 7.3% at March 31, 2003, and 7.5% at December 31, 2003. Accounts more than 60 days delinquent were 2.0% of the portfolio at March 31, 2004, compared to 2.7% at March 31, 2003, and 2.9% at December 31, 2003.
    Annualized net charge-offs totaled 6.6% of average managed auto receivables for the March 2004 quarter, compared to annualized net charge-offs of 7.6% for the March 2003 quarter and 7.3% for the December 2003 quarter (excluding the effect of the change in repossession charge-off policy). The Company forecasts that quarterly annualized charge-offs will be in the range of 5.5% to 6.5%, fluctuating seasonally, during the remainder of calendar year 2004.
    "We had a very good March quarter," said AmeriCredit Chief Executive Officer Clifton Morris. "Our loan volume under the Company's new growth plan was right on target, and credit results were better than we expected. When combined, the result was a significant increase in net income for the quarter."
    AmeriCredit's unrestricted cash balance totaled $509.7 million at March 31, 2004, compared to $524.8 million at December 31, 2003. Subsequent to March 31, 2004, the Company received $137.0 million from its old FSA-insured securitization program and retired its 9 7/8% Senior Notes due 2006 for an aggregate redemption price of $178.0 million.

    Regulation FD

    Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business. The forecasts for calendar year 2004 and fiscal year 2005 incorporate, but are not limited to, the following assumptions:

    -- Approximately $1 billion in quarterly loan originations by June 30, 2004, growing an average of 10% to 15% annually thereafter;

    -- A charge of approximately $12 million pre-tax in the June quarter for facility closing costs related to the previously-announced closing of the collection center in Jacksonville, Florida, and other consolidation costs; and

    -- Implementation of Statement of Position 03-3, released in December 2003, which will result in a change in the way the Company accounts for the dealer acquisition fee collected when loans are purchased, effective July 1, 2004. This fee is currently nonaccretable and is used to cover inherent losses, thereby reducing the provision for loan losses. Beginning with loans originated in fiscal year 2005, this fee will be an accretable discount and recognized as a yield enhancement over time. This change results in a timing difference only for the recognition of earnings and does not affect cash flow.


Net income and EPS forecasts
                                      12 mos. ending  12 mos. ending
Net income ($ millions)                    12/31/04       6/30/05
                                      --------------  --------------
  Previous                              $150 - $190            n/a
  New                                   $190 - $210     $180 - $200

Earnings per share
  Previous                            $0.93 - $1.17            n/a
  New                                 $1.15 - $1.27   $1.09 - $1.21


    "Great fundamentals drove our results for the quarter and position us well for the future. While the accounting change will impact the timing of future earnings, it will not affect cash flow or the way we operate the business. With our strong balance sheet and significant cash balances, we are investing in our business by growing loan volume and targeting high risk-adjusted returns in order to create value over the long term," said AmeriCredit President Dan Berce.
    AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Daylight Time. For a live Internet broadcast of this conference call, please go to the Company's web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

    About AmeriCredit

    AmeriCredit Corp. is a leading independent middle-market auto finance company. Using its branch network and strategic alliances with auto groups and banks, the Company purchases retail installment contracts entered into by auto dealers with consumers who are typically unable to obtain financing from traditional sources. AmeriCredit has more than one million customers and more than $12 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

    Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's annual report on Form 10-K for the period ended June 30, 2003. Such risks include - but are not limited to - variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.



AmeriCredit Corp.
Consolidated Income Statements
(Unaudited, Dollars in Thousands, Except Per Share Amounts)

                      Three Months Ended         Nine Months Ended
                           March 31,                 March 31,
                   ------------------------- -------------------------
                         2004         2003         2004         2003
                   ------------ ------------ ------------ ------------

Revenue:
  Finance charge
   income             $235,473     $185,857     $672,259     $410,429
  Gain on sale of
   receivables               -            -            -      132,084
  Servicing income      69,428      103,722      186,379      225,566
  Other income           8,444        5,230       24,436       15,863
                   ------------ ------------ ------------ ------------
                       313,345      294,809      883,074      783,942
                   ------------ ------------ ------------ ------------
Costs and expenses:
  Operating
   expenses             88,566       82,347      257,890      300,516
  Provision for
   loan losses          63,928       77,109      189,527      229,785
  Interest expense      55,865       51,550      200,896      131,453
  Restructuring
   charges               2,481       53,071        2,949       59,970
                   ------------ ------------ ------------ ------------
                       210,840      264,077      651,262      721,724
                   ------------ ------------ ------------ ------------

Income before
 income taxes          102,505       30,732      231,812       62,218

Income tax
 provision              38,695       11,832       87,509       23,954
                   ------------ ------------ ------------ ------------

  Net income           $63,810      $18,900     $144,303      $38,264
                   ============ ============ ============ ============

Earnings per share:
  Basic                  $0.41        $0.12        $0.92        $0.29
                   ============ ============ ============ ============
  Diluted                $0.40        $0.12        $0.91        $0.29
                   ============ ============ ============ ============

Weighted average
 shares            157,153,633  155,492,651  156,739,014  131,268,991
                   ============ ============ ============ ============
Weighted average
 shares and
  assumed
   incremental
   shares          161,134,771  155,494,768  158,903,097  131,677,520
                   ============ ============ ============ ============




Consolidated Balance Sheets
(Unaudited, Dollars in Thousands)

                                 March 31,    December 31,   June 30,
                                    2004          2003         2003
                               ------------- ------------- -----------

Cash and cash equivalents          $509,690      $524,765    $316,921
Finance receivables, net          6,032,838     5,618,639   4,996,616
Interest-only receivables
 from Trusts                        145,205       168,359     213,084
Investments in Trust
 receivables                        576,855       644,979     760,528
Restricted cash - gain on
 sale Trusts                        401,129       455,468     387,006
Restricted cash -
 securitization notes payable       429,954       338,982     229,917
Restricted cash - warehouse
 credit facilities                   58,974        65,335     764,832
Property and equipment, net         106,121       112,366     123,713
Other assets                        300,240       175,957     315,412
                               ------------- ------------- -----------
    Total assets                 $8,561,006    $8,104,850  $8,108,029
                               ============= ============= ===========

Warehouse credit facilities        $767,486      $705,235  $1,272,438
Whole loan purchase facility              -             -     902,873
Securitization notes payable      4,761,366     4,556,267   3,281,370
Senior notes                        334,607       358,611     378,432
Convertible debt                    200,000       200,000           -
Other notes payable                  24,537        28,212      34,599
Funding payable                     166,600        25,857      25,562
Accrued taxes and expenses          152,149       125,249     162,433
Derivative financial
 instruments                         38,973        40,060      66,531
Deferred income taxes                81,290       107,948     103,162
                               ------------- ------------- -----------
    Total liabilities             6,527,008     6,147,439   6,227,400

Shareholders' equity              2,033,998     1,957,411   1,880,629
                               ------------- ------------- -----------
    Total liabilities and
     shareholders' equity        $8,561,006    $8,104,850  $8,108,029
                               ============= ============= ===========




Consolidated Statements of Cash Flows
(Unaudited, Dollars in Thousands)

                          Three Months Ended      Nine Months Ended
                               March 31,              March 31,
                         --------------------- -----------------------
                             2004        2003        2004        2003
                         --------- ----------- ----------- -----------

Cash flows from
 operating activities:
Net income                $63,810     $18,900    $144,303     $38,264
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
    Depreciation and
     amortization          11,777      13,817      66,052      36,353
    Provision for loan
     losses                63,928      77,109     189,527     229,785
    Deferred income
     taxes                (27,783)     20,778     (31,015)    (62,140)
    Accretion of present
     value discount       (26,172)    (35,408)    (67,683)    (85,370)
    Impairment of credit
     enhancement assets     1,795       6,820      33,364      95,778
    Non-cash gain on
     sale of receivables        -           -           -    (124,831)
    Non-cash
     restructuring
     charges and other      4,205      36,298       5,112      42,406
Distributions from gain
 on sale Trusts - net of
 swap payments            170,209      33,484     248,278     144,602
Initial deposits to
 credit enhancement
 assets                         -           -           -     (58,101)
Change in assets and
 liabilities:
    Other assets         (134,763)     19,935     (36,158)      3,386
    Accrued taxes and
     expenses              24,627      22,949      (7,931)     (7,614)
Purchases, principal
 collections and sales
 of receivables held for
 sale                           -           -           -   1,922,076
                         --------- ----------- ----------- -----------
Net cash provided by
 operating activities     151,633     214,682     543,849   2,174,594
                         --------- ----------- ----------- -----------

Cash flows from
 investing activities:
Purchases of receivables (935,773) (1,418,517) (2,654,814) (5,223,167)
Principal collections
 and recoveries on
 receivables              598,860     292,104   1,567,268     435,976
Purchases of property
 and equipment               (415)    (36,565)     (2,552)    (38,898)
Net change in restricted
 cash and other           (75,473)   (238,534)    563,342    (668,273)
                         --------- ----------- ----------- -----------
Net cash used by
 investing activities    (412,801) (1,401,512)   (526,756) (5,494,362)
                         --------- ----------- ----------- -----------

Cash flows from
 financing activities:
Net change in warehouse
 credit facilities         62,251     513,351    (504,952)    511,886
Net change in whole loan
 purchase facility              -     875,000    (905,000)    875,000
Net change in
 securitization notes     205,962    (126,588)  1,477,531   1,665,871
Net change in senior
 notes and other          (29,312)    (15,364)    (74,747)    (67,204)
Proceeds from issuance
 of common stock and
 convertible debt           7,140      (1,569)    182,731     479,748
                         --------- ----------- ----------- -----------
Net cash provided by
 financing activities     246,041   1,244,830     175,563   3,465,301
                         --------- ----------- ----------- -----------

Net (decrease) increase
 in cash and cash
 equivalents              (15,127)     58,000     192,656     145,533

Effect of Canadian
 exchange rate changes
 on cash and cash
 equivalents                   52         350         113         251

Cash and cash
 equivalents at
 beginning of period      524,765     179,783     316,921      92,349
                         --------- ----------- ----------- -----------
Cash and cash
 equivalents at end of
 period                  $509,690    $238,133    $509,690    $238,133
                         ========= =========== =========== ===========




Other Financial Data
(Unaudited, Dollars in Thousands)

                      Three Months Ended         Nine Months Ended
                           March 31,                 March 31,
                   ------------------------- -------------------------
                        2004         2003         2004         2003
                   ------------ ------------ ------------ ------------

Loan originations     $953,806   $1,317,646   $2,398,923   $5,623,733
Loans securitized      833,333            -    3,155,860    4,540,193

Average on-book
 receivables        $6,103,563   $4,651,309   $5,819,220   $3,237,909
Average gain on
 sale receivables    6,543,472   11,551,091    7,708,668   12,614,872
                   ------------ ------------ ------------ ------------
Average managed
 receivables       $12,647,035  $16,202,400  $13,527,888  $15,852,781
                   ============ ============ ============ ============

                    March 31,   December 31,  March 31,
                       2004         2003         2003
                   ------------ ------------ ------------
On-book
 receivables        $6,413,435   $5,972,437   $5,028,731
Gain on sale
 receivables         5,943,195    7,015,902   10,820,142
                   ------------ ------------ ------------
Managed
 receivables       $12,356,630  $12,988,339  $15,848,873
                   ============ ============ ============


                    March 31,   December 31,  March 31,
                       2004         2003         2003
                   ------------ ------------ ------------
On-book
 receivables:
    Principal       $6,413,435   $5,972,437   $5,028,731
    Allowance for
     loan losses
     and
     nonaccretable
     acquisition
     fees             (380,597)    (353,798)    (285,872)
                   ------------ ------------ ------------
                    $6,032,838   $5,618,639   $4,742,859
                   ============ ============ ============
                           5.9%         5.9%         5.7%
                   ============ ============ ============

(% of ending
 managed              March 31,   December 31,   March 31,
 receivables)            2004        2003          2003
                   -----------  ------------  -------------
Loan delinquency:
     On-book:
      31 - 60 days         3.7%         5.0%         3.8%
      Greater than
       60 days             1.3          1.8          1.4
                    ----------- ------------  -------------
       Total               5.0%         6.8%         5.2%
                    =========== ============  =============

     Gain on sale:
      31 - 60 days         7.4%         9.8%         8.9%
      Greater than
       60 days             2.7          3.7          3.3
                    ----------- ------------  -------------
       Total              10.1%        13.5%        12.2%
                    =========== ============  =============

     Total
      portfolio:
      31 - 60 days         5.5%         7.5%         7.3%
      Greater than
       60 days             2.0          2.9          2.7
                    ----------- ------------  -------------
         Total             7.5%        10.4%        10.0%
                    =========== ============  =============




                               Three Months Ended   Nine Months Ended
                                    March 31,           March 31,
                               ------------------- -------------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
Net charge-offs: (1)
    On-book                     $63,256   $32,696  $203,083   $64,997
    Gain on sale                143,990   269,468   590,297   679,050
                               --------- --------- --------- ---------
                               $207,246  $302,164  $793,380  $744,047
                               ========= ========= ========= =========

Net charge-offs as a percent of
 average managed receivables        6.6%      7.6%      7.8%      6.3%
                               ========= ========= ========= =========

(1) Charge-offs for the periods ended after September 30, 2003, are not comparable to charge-offs for periods prior due to the change in the Company's repossession charge-off policy implemented during the quarter ended December 31, 2003.


    The Company evaluates the profitability of its lending activities based partly upon the net margin related to its managed auto loan portfolio, including on-book and gain on sale receivables. The Company uses this information to analyze trends in the components of the profitability of its managed auto portfolio. Analysis of net margin on a managed basis allows the Company to determine which origination channels and loan products are most profitable, guides the Company in making pricing decisions for loan products and indicates if sufficient spread exists between the Company's revenues and cost of funds to cover operating expenses and achieve corporate profitability objectives. Additionally, net margin on a managed basis facilitates comparisons of results between the Company and other finance companies
(i) that do not securitize their receivables or (ii) due to the structure of their securitization transactions, are not required to account for the securitization of their receivables as a sale. The Company routinely securitizes its receivables and prior to October 1, 2002, recorded a gain on the sale of such receivables. The net margin on a managed basis presented below assumes that all securitized receivables have not been sold and are still on the Company's consolidated balance sheet. Accordingly, no gain on sale or servicing income would have been recognized. Instead, finance charges would be recognized over the life of the securitized receivables as earned, and interest and other costs related to the asset-backed securities would be recognized as incurred.



                           Three Months Ended     Nine Months Ended
                                March 31,             March 31,
                           ------------------- -----------------------
                               2004      2003        2004        2003
                           --------- --------- ----------- -----------

Finance charge income      $529,834  $670,899  $1,683,940  $2,029,063
Other income                 18,460    17,483      52,427      50,563
Interest expense           (136,294) (189,069)   (484,625)   (586,070)
                           --------- --------- ----------- -----------
    Net margin             $412,000  $499,313  $1,251,742  $1,493,556
                           ========= ========= =========== ===========

                           Three Months Ended     Nine Months Ended
                                March 31,             March 31,
                           ------------------- -----------------------
                               2004      2003        2004        2003
                           --------- --------- ----------- -----------

Finance charge income          16.8%     16.8%       16.6%       17.1%
Other income                    0.6       0.4         0.5         0.4
Interest expense               (4.3)     (4.7)       (4.8)       (4.9)
                           --------- --------- ----------- -----------
    Net margin as a
     percent of average
     managed receivables       13.1%     12.5%       12.3%       12.6%
                           ========= ========= =========== ===========

                           Three Months Ended     Nine Months Ended
                                March 31,             March 31,
                           ------------------- -----------------------
                               2004      2003        2004        2003
                           --------- --------- ----------- -----------

Operating expenses          $88,566   $82,347    $257,890    $300,516
Operating expenses as a
 percent of average managed
 receivables                    2.8%      2.1%        2.5%        2.5%
Tax rate                      37.75%    38.50%      37.75%      38.50%


    The following is a reconciliation of finance charge income as reflected on the Company's consolidated income statements to the Company's managed basis finance charge income:



                          Three Months Ended     Nine Months Ended
                               March 31,             March 31,
                          ------------------- -----------------------
                              2004      2003        2004        2003
                          --------- --------- ----------- -----------

Finance charge income per
consolidated income
 statements                $235,473  $185,857    $672,259    $410,429
Adjustments to reflect
 finance charge income
 earned on receivables in
  gain on sale Trusts       294,361   485,042   1,011,681   1,618,634
                           --------- --------- ----------- -----------
Managed basis finance
 charge income             $529,834  $670,899  $1,683,940  $2,029,063
                           ========= ========= =========== ===========


    The following is a reconciliation of other income as reflected on the Company's consolidated income statements to the Company's managed basis other income:



                                 Three Months Ended  Nine Months Ended
                                      March 31,          March 31,
                                 ------------------- -----------------
                                      2004     2003     2004     2003
                                 ---------- -------- -------- --------

Other income per consolidated
 income statements                  $8,444   $5,230  $24,436  $15,863
Adjustments to reflect
 investment income earned on
 cash in gain on sale Trusts         1,979    2,221    5,883    8,559
Adjustments to reflect other
 fees earned on receivables in
 gain on sale Trusts                 8,037   10,032   22,108   26,141
                                 ---------- -------- -------- --------
Managed basis other income         $18,460  $17,483  $52,427  $50,563
                                 ========== ======== ======== ========


    The following is a reconciliation of interest expense as reflected on the Company's consolidated income statements to the Company's managed basis interest expense:



                               Three Months Ended   Nine Months Ended
                                    March 31,           March 31,
                               ------------------- -------------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
Interest expense per
 consolidated income
 statements                     $55,865   $51,550  $200,896  $131,453
Adjustment to reflect interest
 expense incurred by gain on
 sale Trusts                     80,429   137,519   283,729   454,617
                               --------- --------- --------- ---------
Managed basis interest expense $136,294  $189,069  $484,625  $586,070
                               ========= ========= ========= =========


    CONTACT: AmeriCredit Corp., Fort Worth
             Investor Relations
             Kim Pulliam, 817-302-7009
                 or
             Jason Landkamer, 817-302-7811
                 or
             Media Relations
             John Hoffmann, 817-302-7627